      NUMBER                                                  SHARES
        100                                                    150

         "IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED BY THE COMMISSIONER'S RULES. ADDITIONALLY, THIS CERTIFICATE IS TRANSFERABLE ONLY UPON COMPLIANCE WITH PROVISIONS OF A STOCKHOLDER AGREEMENT DATED NOVEMBER 12, 1996."



                                     BSM BANCORP

                Incorporated under the laws of the State of California


    This certifies that William A. Hares is the record holder of fully paid shares of the Common Stock, no par value of BSM Bancorp, hereinafter designated "the Corporation", transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed or assigned. This Certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.

    Witness the seal of the Corporation and the signatures of its duly authorized officers.


Dated:  November 12, 1996

                                                 [Seal]


/s/ William L. Snelling                          /s/ William A. Hares
-------------------------------              --------------------------------
William L. Snelling                              William A. Hares,
Secretary                                        President

    A statement of all of the powers, designations, preferences, rights and restrictions granted to or imposed upon the respective classes and/or series of shares of stock of the corporation and upon the holders thereof may be obtained by any shareholder upon request and without charge, at the principal office of the corporation, and the corporation will furnish any shareholder, upon request and without charge, a copy of such statement.

    This Certificate and the shares represented hereby shall be held subject to all of the provisions of the Certificate of Incorporation and the Bylaws of the Corporation, and any amendments thereto, a copy of each of which is on file at the office of the Corporation, and made a part hereof as fully as though the provisions of said Certificate of Incorporation and Bylaws, and any amendments thereto, were imprinted in full on this Certificate, to all of which the holder of this Certificate, by acceptance hereof, assents and agrees to be bound.

    The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

 TEN COM -  as tenants in common     UNIF GIFT MIN ACT-______  Custodian _______
                                                       (Cust)            (Minor)
 TEN ENT -  as tenants by the entireties

                                    Under Uniform Gifts to Minors Act__________
                                                                        (State)
 JT TEN -   as joint tenants with right
            of survivorship and not as
            tenants in common

       Additional abbreviations may also be used though not in the above list.

                                      ASSIGNMENT

    FOR VALUE received _______________________________________________ hereby sell, assign and transfer unto

  PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER OF ASSIGNEE

  ______________________________


________________________________________________________________________________
           (NAME AND ADDRESS OF ASSIGNEE SHOULD BE PRINTED OR TYPEWRITTEN)

_____________________________________________________

_____________________________________________________

_____________________________________________________ SHARES to transfer the said stock on the books of the within-named Corporation, with full power of substitution in the premises.


Dated:  ____________________________

                                       ________________________________________
                                                      Signature


                                         -2-